Exhibit (c)(5)

Project Apple Project Update 2 February 2016 Project Apple Discussion Materials 160202 v1.pptx\27 Morgan Stanley

Project Apple

Confidential

Summary Overview

Situation Overview

- Amy's share price and valuation multiples have contracted over the last 3 years in line with the broader residential mortgage REIT universe due to adverse market conditions
  - Current price / book value of 0.64x
  - Amy's total return [1] is negative on a 1, 2, 3 year basis and since its IPO in 2011. It's current stock price of $10.85 is 46% below its IPO price
- Arielle's current indicative proposal includes an offered purchase price for Amy equal to 85.25% of book value [2], paid in a combination of cash and newly issued Arielle stock
  - The special committee of the board of Amy has indicated that it is not currently willing to transact at the latest indicative price
  - However, the committee has agreed to enter into an exclusivity period to allow both sides to perform enhanced diligence and explore if there is a price at which both sides would agree to a transaction
- If Amy were to ultimately not transact with Arielle it has alternative choices, including:
  - Liquidating the portfolio and distributing net proceeds to shareholders
  - Continue as a standalone company while considering modifications to the current model through increased buybacks, changed investment mandate or corporate structure

Transaction Timeline to Date

Dec'15

Nov-Dec'15:
- Arielle approaches Amy to discuss a potential transaction
- Both sides form special committees of the board and engage legal and financial advisors

Late Dec'15:
- Amy opens up an electronic data room for Arielle and its advisors to commence diligence

Jan'16

Early Jan'16:
- Arielle conducts further diligence, including management sessions

January 11th:
- Arielle delivers its first non-binding indicative proposal at 82.5% of book value

January 15th:
- Amy special committee convenes to review Arielle's initial bid and other strategic alternatives
- Special committee instructs its financial advisor to instruct Arielle's advisors that the initial bid is insufficient for Amy to engage

January 23rd:
- Arielle delivers a revised proposal at 85.25% of book value

January 25th:
- Amy special committee reviews the revised proposal with its advisors
- Offers Arielle to enter into a exclusivity period to until February 29th to allow both sides to perform enhanced diligence and explore if there is a price at which both sides would agree to a transaction (executed Jan. 26)
- Amy advisors commence reverse diligence on Arielle, including management sessions

Feb'16

February 4th:
- Parties, including representatives from each special committee, intend to meet to clarify and potentially resolve any additional points of negotiation

Notes
1. Share price appreciation plus reinvested dividends on a pre-tax basis
2. Per share offer price to be determined prior to filing of proxy (see "Overview of Non-Binding Indicative Proposals Received" for additional detail)

Morgan Stanley

2

Confidential

Project Apple

Overview of Non-Binding Indicative Proposals Received

	Initial Indication (January 11, 2016)	Revised Indication (January 23, 2016)
Price:	• **82.50% of book value** – $14.09 per share / ~$447MM total (based on 9/30/15 book value of $17.08 per share) – ~18% market premium (1)	• **85.25% of book value** – $14.56 per share / ~$462MM total (based on 9/30/15 book value of $17.08 per share) – ~38% market premium (2)
Price per Share Mechanism	• Share price to be fixed after signing, prior to mailing proxy, based on updated book value at that time (limited details offered)	• Amy book value determined at month end using typical quarter end procedures and thereafter adjusted through the date of filing of the definitive proxy statement/registration statement (the "Determination date") using Bank of America daily pricing service • Mutually agreed upon enhanced hedging strategy between Determination date and closing to reduce volatility
Consideration:	• ~48% stock / 52% cash (1) – Arielle to issue ~13MM shares (19% of current TSO) • Arielle will assume $172.5MM of Amy 8% preferred stock outstanding	• ~44% stock / 56% cash (2) – Arielle to issue ~13MM shares (19% of current TSO) • Arielle will assume $172.5MM of Amy preferred stock outstanding and convert or exchange into new 8% Arielle preferred stock
Arielle Stock Valuation	• No details offered	• Exchange ratio to be based on Arielle's 90-day trailing average book value per share trading multiple prior to date of executing definitive agreement
Financing Sources	• Cash on balance sheet / asset sales • Debt from existing lenders and/or new lenders (which may include an affiliate of Arielle)	• No change
Due Diligence & Exclusivity	• 90 days exclusivity to complete diligence and negotiate definite agreement	• No change
Go-shop	• Customary go-shop period following signing of transaction	• No change

Notes
1. Based on closing prices as of the close of business as of the date referenced in Arielle's indicative proposal (1/8/2016)
2. Based on closing prices as of the close of business as of the date referenced in Arielle's indicative proposal (1/22/2016)

Morgan Stanley

3

Confidential Market Performance 4 Project Apple 8.54 10.25 11.96 13.66 15.37 17.08 0.50x 0.60x 0.70x 0.80x 0.90x 1.00x 12/1/2015 12/15/2015 12/30/2015 1/14/2016 1/29/2016 Amy Price / Book Value Amy Share Price Amy Trading Values Since 12/01/15 P/BV (x) (1) Share Price ($) Source SNL Financial Notes 1. Using 9/3015 book value 2. Peers include hybrid mortgage REITs between $250MM and $1Bn market capitalization 0.825x Arielle Initial Proposal 0.8525x Arielle Second Proposal 0.64x $10.85 0.75x $12.89 13.21 14.47 15.73 16.99 18.25 19.51 0.80x 0.90x 1.00x 1.10x 1.20x 12/1/2015 12/15/2015 12/30/2015 1/14/2016 1/29/2016 Arielle Price / Book Value Arielle Share Price Arielle Trading Values Since 12/01/15 P/BV (x) (1) Share Price ($) 1.36x 1.08x 0.97x 0.93x 0.86x 0.75x 0.70x 0.61x 0.57x 0.50x 0.70x 0.90x 1.10x 1.30x 1.50x STAR RAS STWD Arielle BXMT CLNY ACRE ABR RSO NRF Arielle Price / Book Value vs Peers As of 1/29/2016 P/BV(x)(1) 0.74x 0.73x 0.72x 0.71x 0.65x 0.64x 0.64x 0.50x 0.58x 0.65x 0.73x 0.80x WMC DX EFC NYMT MTGE MITT Amy Amy Price / Book Value vs Peers(2) As of 1/29/2016 P/BV(x)(1) Source SNL Financial 0.97x $15.90 1.08x $17.51 Source SNL Financial Source SNL Financial 2.49x Morgan Stanley

Confidential $10.07 $11.41 $10.12 $14.71 $12.46 $14.49 8 10 12 14 16 18 Indications Received vs. Public Market Reference Project Apple 5 2 1 ~$14.09 Arielle Initial Proposal (82.5% book value) Notes 1. Comparables market data as of 1/29/2016 2. Represents 9/30/2015 book value per share 3. Peers include hybrid mortgage REITs between $250MM and $1Bn market capitalization (DX, EFC, MITT, MTGE, NYMT, and WMC) $10.85 Current Price $ ~$14.56 Arielle Second Proposal (85.25% book value) Multiple(1) Valuation Ranges Metric (2) Low High Amy Trading Value —52 Week P / B Low and High 17.08 0.59x 0.86x Comparable Public Companies —P/BV 17.08 0.67x 0.73x —Dividend Yield 1.92 19.0% 13.3% (3) Morgan Stanley

Preliminary & Confidential

Project Apple

Illustrative Liquidation Analysis

Based on Amy Management Preliminary Analysis

Illustrative Liquidation Value vs. GAAP Net Asset Value

($MM)

	9/30/2015	% Liquidation Discount			$ Liquidation Discount			% Discount of Book Value		
	GAAP Values	Low	Mid	High	Low	Mid	High	Low	Mid	High
Cash & Restricted Cash	172	0.0%	0.0%	0.0%	-	-	-	0.0%	0.0%	0.0%
Agency RMBS & IOs	2,031	0.3%	0.1%	0.0%	(5.1)	(2.5)	-	0.9%	0.5%	0.0%
Non-Agency RMBS	1,240	0.5%	0.3%	0.0%	(6.2)	(3.1)	-	1.1%	0.6%	0.0%
Securitized Mortgage Loans	173	0.5%	0.3%	0.0%	(0.9)	(0.4)	-	0.2%	0.1%	0.0%
Other Investment Securities	163	0.5%	0.3%	0.0%	(0.8)	(0.4)	-	0.2%	0.1%	0.0%
Seller Financing Program	45	15.6%	10.3%	5.0%	(7.0)	(4.6)	(2.2)	1.3%	0.8%	0.4%
All Other Assets	20	0.0%	0.0%	0.0%	(0.0)	(0.0)	-	0.0%	0.0%	0.0%
Total Assets	**3,844**	**0.52%**	**0.29%**	**0.06%**	**(19.9)**	**(11.1)**	**(2.2)**	**3.7%**	**2.0%**	**0.4%**
Repo Agreements	3,011	0.0%	0.0%	0.0%	(0.6)	(0.4)	(0.2)	0.1%	0.1%	0.0%
Other Liabilities	118	0.0%	0.0%	0.0%	(0.0)	(0.0)	-	0.0%	0.0%	0.0%
Total Liabilities	**3,129**	**0.0%**	**0.0%**	**0.0%**	**(0.6)**	**(0.4)**	**(0.2)**	**0.1%**	**0.1%**	**0.0%**
Preferred Stock	**173**	**0.0%**	**0.0%**	**0.0%**	**-**	**-**	**-**	**0.0%**	**0.0%**	**0.0%**
Net Asset Value	**542**	**3.8%**	**2.1%**	**0.4%**	**(20.5)**	**(11.5)**	**(2.4)**	**3.8%**	**2.1%**	**0.4%**
Manager Termination Fee [1]					(33.3)	(33.3)	(33.3)	6.1%	6.1%	6.1%
Management Notice Period (6 months)					(5.3)	(5.3)	(5.3)	1.0%	1.0%	1.0%
Wind Down Expenses					A (14.5)	(12.6)	(10.5)	2.7%	2.3%	1.9%
Total Fees & Expenses					**(53.1)**	**(51.2)**	**(49.1)**	**9.8%**	**9.4%**	**9.1%**
Total Liqudiation Leakage					**(73.7)**	**(62.7)**	**(51.6)**	**13.6%**	**11.6%**	**9.5%**
Estimated Liquidation Realization					**469**	**480**	**491**	**86.4%**	**88.4%**	**90.5%**

Summary Analysis

Mid Case

	Total ($MM)	Per Share ($)	%
Book Value	**542**	**17.08**	**100**
Asset Discount	(11)	(0.35)	(2)
Liability Premium	(0)	(0.01)	(0)
Fees / Expenses	(51)	(1.61)	(9)
Liquidation	**480**	**15.11**	**88**
Trading Value	344	10.85	64
Liq. vs. Trading	**135**	**4.26**	**39**
-Low Case	*124*	*3.91*	*36*
-High Case	*146*	*4.61*	*42*

Other Expenses Detail

($MM)

	Low	Mid	High
Committee Comp.	(0.1)	(0.1)	(0.1)
Opinions	(1.0)	(1.0)	(1.0)
Tax Leakage	-	-	-
Severance	(0.2)	(0.2)	(0.2)
General Legal	(3.5)	(3.3)	(3.0)
Litigation	(1.0)	(1.0)	(1.0)
D&O Insurance	(1.1)	(1.1)	(1.1)
Third party admin	(0.1)	(0.1)	(0.1)
Other G&A	(0.5)	(0.5)	(0.5)
Proxy / Vote Process	(3.0)	(2.3)	(1.5)
All other	(4.0)	(3.0)	(2.0)
Total	**(14.5)**	**(12.6)**	**(10.5)** A

Notes

1. 3 times average annual management fee earned by the manager in the 24 months prior to termination (calculated based on fees earned in the period Q4'13 to Q3'15). $33.7MM fee adjusted to $33.3MM to account for a lower equity base due to share repurchases in Q4'15

Morgan Stanley

6

Confidential Illustrative Transaction Timeline 6 Project Apple Activity Week of: 11 18 25 1 8 15 22 29 7 14 21 28 4 11 18 25 2 9 16 23 30 6 13 20 27 TBD Finalize M&A Proposal (6-7 weeks) 1 Received Indicative Proposals 2 Enter Into Exclusivity 3 Buyer Due Diligence on Seller 4 Special Committee / Advisor Reverse Due Diligence on Buyer 5 Negotiate Deal Structure & Definitive Contract 6 Receive Final Binding Bid 7 Sign and Announce Definitive Agreement Go Shop Period (~5 weeks) 8 Approach and Sign CAs with Interested Parties 9 Buyer Due Diligence / Management Meetings 10 Finalize Contracts (based on announced contract) 11 Receive Final Binding Bids and Finalize Topping Terms 12 Select Winning Bid / Announce Transaction Post-Announcement Events 13 Prepare and File Buyer Registration Statement / Seller Proxy 14 SEC Review and Comment Period 15 SEC Declares Buyer Registration Effective; Mail Seller Proxy 16 Shareholder Review Period 17 Shareholder Meeting / Approval 18 Transaction Closing January February March April May June Morgan Stanley

Disclaimer Project Apple Discussion Materials 160202 v1.pptx\27 JAN 2016\3:51 PM\7 Project Apple 7 We have prepared this document solely for informational purposes. You should not definitively rely upon it or use it to form the definitive basis for any decision, contract, commitment or action whatsoever, with respect to any proposed transaction or otherwise. You and your directors, officers, employees, agents and affiliates must hold this document and any oral information provided in connection with this document in strict confidence and may not communicate, reproduce, distribute or disclose it to any other person, or refer to it publicly, in whole or in part at any time except with our prior written consent. If you are not the intended recipient of this document, please delete and destroy all copies immediately. We have prepared this document and the analyses contained in it based, in part, on certain assumptions and information obtained by us from the recipient, its directors, officers, employees, agents, affiliates and/or from other sources. Our use of such assumptions and information does not imply that we have independently verified or necessarily agree with any of such assumptions or information, and we have assumed and relied upon the accuracy and completeness of such assumptions and information for purposes of this document. Neither we nor any of our affiliates, or our or their respective officers, employees or agents, make any representation or warranty, express or implied, in relation to the accuracy or completeness of the information contained in this document or any oral information provided in connection herewith, or any data it generates and accept no responsibility, obligation or liability (whether direct or indirect, in contract, tort or otherwise) in relation to any of such information. We and our affiliates and our and their respective officers, employees and agents expressly disclaim any and all liability which may be based on this document and any errors therein or omissions therefrom. 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PRELIMINARY DRAFT HIGHLY CONFIDENTIAL

Project Apple

Public Company Profile

February 2, 2016

PRELIMINARY DRAFT
HIGHLY CONFIDENTIAL

Project Apple

Company Overview

Summary Market Statistics

As of 01/25/2016

Share Price ($)	$15.30
Market Capitalization ($MM)[3]	2,317
Price / BV (x)	0.9x
Price / 2016E EPS (x)	7.6x
Dividend Yield (%)	12.0%

Business Overview

- Arielle is a real estate trust that primarily originates, acquires, invests in and manages performing commercial real estate mortgage loans, subordinate financings, CMBS and other commercial real estate-related debt investments
- Arielle is externally managed and advised by ACREFI Management, LLC, a Delaware limited liability company and an indirect subsidiary of Apollo Global Management, LLC ("Amy")
- Arielle's portfolio has grown at a 59% CAGR since inception and benefits from Amy's strong relationships and reputation
- 75% of loans in the portfolio have a floating interest rate, based upon face amount [1]

Amortized AUM Breakdown

As of 9/30/2015


CMBS ($512MM)
21%
First Mortgage
($906MM)
39%
Subordinate
Loans ($926MM)
40%

Loan Position and Rate Type [1][2]

As of 9/30/2015


Senior Loan Fixed
8%
Senior
Loan
Floating
33%
Subordinate
Loan Fixed
17%
Subordinate Loan
Floating
42%

Summary Financials

($MM, unless otherwise noted)

	2014Q4	2015Q1	2015Q2	2015Q3
Income Statement				
EPS (GAAP) ($)	0.43	0.47	0.39	0.39
Operating Earnings	22	26	25	26
Dividend Per Share ($)	0.40	0.44	0.44	0.44
Balance Sheet				
Total Assets	1,845	2,022	2,333	2,528
Total Debt	869	822	1,126	983
Total Equity	855	1,046	1,045	1,384
Debt / Equity (%)	101.6%	78.6%	107.7%	71.0%
Book Value Per Share ($)	16.39	16.44	16.41	16.35

Sources Company Filings, SNL Financial, Capital IQ

Notes
1. Based upon face amount of loans; Does not include CMBS, but does include CMBS, held-to-maturity
2. Subordinate loans include CMBS, held-to-maturity and are net of participations sold of $119,407. Arielle presents the participations sold as both assets and non-recourse liabilities because the participation does not qualify as a sale according to GAAP
3. Total Market Capitalization equals the sum of equity market value, preferred securities at liquidation preference, noncontrolling interest, consolidated and company's share of unconsolidated debt

Morgan Stanley

2

PRELIMINARY DRAFT HIGHLY CONFIDENTIAL

Project Apple

While the sector as a whole has underperformed since 2009, Arielle has experienced less volatility and it has performed relatively better than its peers in recent months

Historical Stock Price Performance

Since Arielle’s First Day of Trading

Indexed Stock Chart (1)

Since September 2009%

250

200

150

100

(23.5)%

(31.9)%

(40.5)%

50

Sep-09 Jul-10 Apr-11 Feb-12 Nov-12 Sep-13 Jun-14 Apr-15 Jan-16

Arielle Gen-2 mREITs (2) Gen-1 mREITs (3)

Source SNL Financial

Notes

1. As of January 25, 2016

2. Includes ACRE, BXMT, CLNY, and STWD (Initial Public Offerings occurred in 2009 or later)

3. Includes ABR, NCT, NRF, RAS, RSO , and STAR (Initial Public Offerings occurred before 2009)

PRELIMINARY DRAFT HIGHLY CONFIDENTIAL

Project Apple

Key Valuation Metrics

As of January 25, 2016

Price / Book Value Price / Tangible Book Value

x x

3.0 3.0 2.7

2.5

2.3

2.0 2.0

1.5

1.3 1.3

0 1.2 0.9 1.1

0.7 0.8 0.9 0.9 1. 0.9

1.0 0.7 0.7 1.0 0.7 0.7 0.7

0.5 0.6

0.0 0.0

ACRE CLNY BXMT Arielle STWD RSO ABR NRF RAS NCT STAR ACRE BXMT Arielle STWD CLNY RSO ABR NRF RAS NCT STAR

Gen-2 mREITs Gen-1 mREITs Gen-2 mREITs Gen-1 mREITs

Price / 2016E EPS Dividend Yield

x %

12.0 45

9.5

8.6 9.0 9.0 31.3 33.2

7.6 8.0

8.0 30

5.9 6.0

4.2 15.1 18.0

4.0 15 9.6 9.9 10.6 10.8 12.0 9.6

NA NM —

0.0 0

Arielle STWD ACRE BXMT CLNY RAS NRF NCT STAR RSO ABR ACRE CLNY BXMT STWD Arielle STAR ABR NCT RSO NRF RAS

Gen-2 mREITs Gen-1 mREITs Gen-2 mREITs Gen-1 mREITs

Sources Company Filings, SNL Financial, Capital IQ

PRELIMINARY DRAFT
HIGHLY CONFIDENTIAL

Project Apple

Public Trading Comparables

As of January 25, 2016

Mortgage REIT Comparables

Trading & Credit Statistics as of January 25, 2016

(in $MM, except per share and multiple data)

Company Name	Ticker	Price	Total Assets	Equity Mkt. Cap.[1]	Total Market Capitalization[2]	Aggregate Value[3]	Price / EPS[4] 2016E	Price / EPS[4] 2017E	Price / BVE	Price / Tangible BVE	Dividend Yield Current	Dividend Yield NTM	Debt-to-Market Equity	Principal Debt-to-Book Value of Equity[4]
Gen-2 mREITs														
Starwood Property Trust, Inc.	STWD	17.73	91,819.4	4,252.1	9,337.4	8,964.6	8.0x	7.8x	1.0x	1.1x	10.8%	10.8%	1.2x	1.2x
Colony Capital, Inc.	CLNY	16.14	9,704.6	2,175.7	8,719.7	8,411.8	9.5x	6.8x	0.8x	1.3x	9.9%	9.9%	1.8x	1.2x
Blackstone Mortgage Trust, Inc.	BXMT	23.40	9,851.9	2,184.3	8,946.7	8,808.1	9.0x	8.8x	0.9x	0.9x	10.6%	10.6%	3.1x	2.7x
Ares Commercial Real Estate Corporation	ACRE	10.38	1,502.2	298.0	1,340.3	1,329.9	8.6x	8.0x	0.7x	0.7x	9.6%	10.2%	3.2x	2.4x
Arielle		15.30	2,527.8	1,040.7	2,317.2	2,297.0	7.6x	7.4x	0.9x	0.9x	12.0%	12.1%	1.0x	0.7x
Gen-2 mREITs Average							**8.5x**	**7.7x**	**0.9x**	**1.0x**	**10.6%**	**10.7%**	**2.0x**	**1.6x**
Gen-1 mREITs														
NorthStar Realty Finance Corp.	NRF	11.50	18,622.9[5]	2,200.2	14,166.9	13,780.9	NM	NM	0.7x	0.7x	31.3%	26.3%	4.8x	2.4x
Newcastle Investment Corp.	NCT	3.18	1,738.6	213.6	1,196.2	1,164.7	4.2x	3.6x	1.3x	2.5x	15.1%	15.7%	4.3x	3.3x
iStar Inc.	STAR	9.47	2,988.5	807.6	5,751.2	5,094.4	5.9x	4.2x	2.3x	2.7x	NA	NA	5.1x	3.8x
RAIT Financial Trust	RAS	2.17	4,286.6	198.0	3,997.2	3,904.6	NA	NA	1.2x	1.5x	33.2%	20.8%	16.3x	7.5x
Resource Capital Corp.	RSO	9.32	2,786.0	302.1	2,285.6	2,180.9	6.0x	4.9x	0.5x	0.6x	18.0%	24.3%	5.6x	1.9x
Arbor Realty Trust, Inc.	ABR	6.26	1,847.4	320.4	1,589.8	1,474.1	9.0x	9.6x	0.7x	0.7x	9.6%	9.9%	3.7x	1.6x
Gen-1 mREITs Average							**6.3x**	**5.6x**	**1.1x**	**1.5x**	**17.9%**	**16.2%**	**6.6x**	**3.4x**
All mREITs Average							**7.5x**	**6.8x**	**1.0x**	**1.2x**	**14.6%**	**13.7%**	**4.5x**	**2.6x**

Sources Company Filings, SNL Financial, Capital IQ

Notes
1. Includes shares and operating partnership units
2. Total Market Capitalization equals the sum of equity market value, preferred securities at liquidation preference, noncontrolling interest, consolidated and company's share of unconsolidated debt
3. Aggregate Value equals Total Market Capitalization less cash
4. Equity includes NCI and preferred at liquidation preference
5. Adjusted for Variable Interest Entities associated with LNR

Morgan Stanley

5

PRELIMINARY DRAFT
HIGHLY CONFIDENTIAL

Project Apple

Equity Research Summary

- Analyst consensus price target for Arielle is $17.64, with ~40% of analysts having buy recommendations
- Analyst price targets suggest ~15% upside to stock price
- Arielle trades at ~0.9x Price / Book Value

Analyst Momentum

From January 25, 2015 to January 25, 2016


%
$/Share
100%
75%
50%
25%
0%
$20
$18
$16
$15.30
$14
$12
Jan-15
Apr-15
Jul-15
Oct-15
Jan-16
Buy
Hold
Sell
Arielle Share Price

Source Capital IQ

Selected Broker Ratings and Target Prices

As of 01/25/2016

Firm	Recom.	Price Target	P/(D) to Current	Date
Analyst A	Hold	18.00	18%	1/27/2016
Analyst B	Hold	15.00	(2%)	1/26/2016
Analyst C	Hold	17.00	11%	1/26/2016
Analyst D	Hold	NA	NA	1/15/2016
Analyst E	Buy	18.00	18%	1/8/2016
Analyst F	Hold	18.50	21%	12/7/2015
Analyst G	Buy	NA	NA	10/31/2015
Consensus [(1)]	**Buy**	**17.64**	**15%**	

"Arielle shares have performed well since the announcement of strong 3Q15 results on October 29, which we attribute to **expectations of a dividend increase and the removal of any overhang due to a possible FO offering given the QIA private placement**."

– Analyst A (12/7/2015)

"We believe Arielle represents a compelling investment opportunity offering a **simple, yet well scaled, balance sheet, and an outsized dividend yield that should experience additional growth over the next year**."

– Analyst A (11/2/2015)

"3Q15 results beat our estimate and consensus on higher spread and strong portfolio growth. **We continue to see Arielle as an attractive value in the CRE focused mortgage REIT space**... with an expected dividend yield of approximately 11% in the year ahead."

– Analyst B (10/30/2015)

"**The company continues to capitalize on the robust demand environment for commercial real estate** (CRE) financing, announcing $331M in transactions, while raising $348M in gross proceeds through two offerings in Q3."

– Analyst C (10/30/2015)

Sources Bloomberg, Broker Reports, and SNL Financial

Note

1. May not equal the mean of above research analysts

Morgan Stanley

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Project Apple

PRELIMINARY DRAFT HIGHLY CONFIDENTIAL

Select Mortgage REITs Price / Book Over Time

Four Periods of Importance

Helpful to understand the four eras of recent mREITs and the valuation ranges in each

Pre-Crash: P / B of ~1.8x

Post-Crash: P / B of ~0.6x

Recovery: P / B of ~0.9x

Current P / B of ~1.1x; ~0.9x for Gen-2 names

Despite these data points, there are several data caveats worth noting:

Significant volatility in numbers given market fluctuations, capital availability, and a range of business models / balance sheets

P/B Multiples over Time

As of 01/25/2016 ‘‘Pre-Crash’’ ‘‘Post-Crash’’ ‘Recovery’’

2001–2007 2008–2009 2010–Present

Mean Median Mean Median Mean Median Current

Gen-2 mREITs

Starwood Property Trust (STWD) NA NA 1.0x 1.0x 1.2x 1.2x 1.0x

Colony Financial (CLNY) NA NA 1.0x 1.0x 1.1x 1.1x 0.8x

Blackstone Mortgage Trust (BXMT) 1.5x 1.5x 0.8x 0.9x 1.0x 1.1x 0.9x

Ares Commerical (ACRE) NA NA 0.4x 0.2x 0.9x 0.9x 0.7x

Arielle NA NA 0.4x 0.2x 1.0x 1.0x 0.9x

Mean 1.5x 1.5x 0.7x 0.7x 1.0x 1.0x 0.9x

Median 1.5x 1.5x 0.8x 0.9x 1.0x 1.1x 0.9x

Gen-1 mREITs

iStar Financial Inc (STAR) 2.2x 2.2x 0.4x 0.2x 1.4x 0.9x 2.3x

RAIT Financial (RAS) NA NA 0.3x 0.2x 1.0x 0.5x 1.2x

Arbor Realty Trust (ABR) 1.6x 1.6x 0.4x 0.2x 0.8x 0.8x 0.7x

Mean 1.9x 1.9x 0.4x 0.2x 1.1x 0.7x 1.4x

Median 1.9x 1.9x 0.4x 0.2x 1.0x 0.8x 1.2x

Total Mean 1.8x 1.8x 0.6x 0.5x 1.0x 0.9x 1.1x

Total Median 1.6x 1.6x 0.4x 0.2x 1.0x 1.0x 0.9x

Source SNL Financial

PRELIMINARY DRAFT HIGHLY CONFIDENTIAL

Appendix A

Appendix

PRELIMINARY DRAFT
HIGHLY CONFIDENTIAL

Project Apple

Mortgage REIT Valuation Focused on Two Primary Metrics

- Institutional investors primarily focus on Price / Book and Dividend Yields in evaluating mortgage REITs
  - Price / Funds from Operations is also a focus but with less emphasis
- Dividend yield will be an important metric for retail investors and income-focused institutions
  - Price to Forward Earnings less important

Metric	Range [1]	Considerations
Price / Book	**Gen-2 CRE mREITs [2]:** 0.7x-1.0x Median: 0.9x **All CRE mREITs [3]:** 0.5x-2.3x Median: 0.9x	• Most prevalent valuation metric • Gen-1 mREITs •"Pre-Crash" (i.e. 2001-2007) Price / Book multiples were ~1.9x on average •"Post-Crash (i.e. 2008-TD) Price / Book multiples have been ~0.4x • Gen-2 REITs have traded at ~1.0x book
Dividend Yield	**Gen-2 CRE mREITs [2]:** 9.6%-12.0%. Median: 10.6% **All CRE mREITs [3]:** 9.6%-33.2% Median 10.8%	• Important metric given income focus of mortgage REIT investors
Price / 2016 Forward Earnings	**Gen-2 CRE mREITs [2]:** 7.6x – 9.5x Median: 8.6x **All CRE mREITs [3]:** 4.2x – 9.5x Median: 8.0x	• Less important metric

Sources CapIQ, SNL Financial

Notes
1. Based on stock prices as of 1/25/2016
2. Includes ACRE, Arielle, BXMT, CLNY, and STWD
3. Includes ABR, ACRE, Arielle, BXMT, CLNY, NCT, NRF, RAS, RSO, STAR, and STWD

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PRELIMINARY DRAFT HIGHLY CONFIDENTIAL

Project Apple

Arielle has performed well since the recession in comparison to Gen-2 and Gen-1 peers

Dividend yields have settled in the 10-14% range

Price / book values are roughly in-line across Gen-1 and Gen-2 peers Historically, Gen-1 price / book ratios have been more volatile

Long Term Performance of Mortgage REITs

Since 2005

Total Returns

%

300

200

38.4%

100 0.6%

(53.4)%

0

2005 2006 2008 2010 2012 2014 2016

Dividend Yield (1)

%

64

48

32

14.2%

16 12.0%

10.2%

0

2005 2006 2008 2010 2012 2014 2016

Price / Book Value

x

2.3

1.5

1.1x

0.8 0.9x

0.9x

0.0

2005 2006 2008 2010 2012 2014 2016

Arielle Gen-2 Peers(2) Gen-1 Peers (3)

Source SNL, Capital IQ, Company Filings

Notes

1. Data excludes dividend yields that were in excess of 40%

2. Includes STWD, CLNY, BXMT, and ACRE

3. Includes NRF, NCT, STAR, RAS, RSO, and ABR

Project Apple

PRELIMINARY DRAFT HIGHLY CONFIDENTIAL

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